Exhibit 99.1 Press Release P.O. Box 59 Lebanon, OH 45036 Company Contact: Investor and Media Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414 Shareholderrelations@lcnb.com Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com LCNB Corp. Announces Completion of the Cincinnati Bancorp, Inc. Merger LEBANON, Ohio – November 1, 2023 – LCNB Corp. (“LCNB”) (Nasdaq: LCNB) today announced that it completed its merger with Cincinnati Bancorp, Inc. (“CNNB”), the holding company for Cincinnati Federal, a federal savings bank (“Cincinnati Federal”), effective November 1, 2023. As a result of the merger, shares of CNNB are no longer quoted on the OTCQX Market. Following the merger of CNNB with and into LCNB, Cincinnati Federal merged with and into LCNB National Bank. Eric Meilstrup, President and CEO of LCNB, stated, “We are thrilled to complete this transaction and welcome CNNB’s customers, employees and shareholders to LCNB. The merger creates the premier community banking institution in the Southwestern Ohio and Northern Kentucky markets and provides CNNB’s customers with additional financial products, services and opportunities. This is the fifth transaction LCNB completed over the past ten years, and we look forward to bringing our community- oriented banking and financial services to more customers across the greater Cincinnati and Northern Kentucky markets.” With the addition of CNNB, LCNB now operates 33 full-service banking offices in Ohio and one branch office in Northern Kentucky. Assuming the transaction had been completed as of September 30, 2023, LCNB would have had total deposits of $1.8 billion and total loans of $1.7 billion at September 30, 2023. In connection with the transaction, Robert A. Bedinghaus, the former Chairman and CEO of CNNB, will be appointed to the boards of LCNB and LCNB National Bank, following LCNB’s standard nomination processes. LCNB has been advised by Janney Montgomery Scott LLC and Dinsmore & Shohl LLP. CNNB has been advised by Piper Sandler & Co. and Luse Gorman, PC. About LCNB Corp. LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio and Northern Kentucky. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank

also provides community-oriented banking services to customers in Northern Kentucky through a bank office in Boone County, Kentucky. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com. Safe Harbor Statement Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, failure to successfully complete the proposed transaction and to successfully integrate CNNB into LCNB, which includes the failure to retain the acquired customer relationships; failure to obtain requisite regulatory and shareholder approvals and satisfy other closing conditions; adverse changes in economic conditions; the impact of competitive products and pricing; and the other risks set forth in the LCNB’s filings with the Securities and Exchange Commission (the “SEC”). As a result, actual results may differ materially from the forward-looking statements in this news release. LCNB encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. LCNB undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed by LCNB with the SEC are available free of charge at the SEC’s website at www.sec.gov and/or from LCNB’s website.